Exhibit 99

MEREDITH REPORTS FISCAL 2014 THIRD QUARTER AND NINE MONTH RESULTS
Local Media Group Delivers Record Revenues and Operating Profit for a Fiscal Third Quarter
DES MOINES, IA (April 24, 2014) - Meredith Corporation (NYSE:MDP; www.meredith.com) today reported fiscal 2014 third quarter earnings per share of $0.41, compared to $0.65 in the prior-year period. Total company revenues were $367 million, compared to $370 million. Excluding special items in both periods, fiscal 2014 third quarter earnings per share were $0.70, compared to $0.72 in the prior-year quarter (See Tables 1 - 4).

“Growth in retransmission, circulation, and brand licensing revenues partially offset a difficult ad environment for Meredith and our media industry peers,” said Meredith Chairman and Chief Executive Officer Stephen M. Lacy. “However, our advertising outlook is significantly better for the fourth quarter of fiscal 2014, with expected gains in our television and digital businesses, and improving magazine advertising trends.”

Fiscal 2014 third quarter results include special items of $13 million after tax, or $0.29 per share. The special items include transaction-related expenses resulting from previously announced agreements to purchase broadcast assets; selected workforce reductions, including those associated with transitioning Ladies’ Home Journal to a special interest publication and closing the Company’s sales force training practice; and certain other non-cash items. Prior-year third quarter earnings per share included a special item of $3 million after tax, or $0.07 per share, for professional fees and expenses related to a transaction that didn’t materialize.

Lacy noted the following fiscal 2014 third quarter highlights compared to the prior-year period:

•
Local Media Group revenues increased 14 percent to $98 million, and operating profit grew 11 percent to $27 million, both records for a fiscal third quarter. Growth was driven by increased retransmission-related revenues and strong performance from Meredith television stations in Nashville, Phoenix and Las Vegas.

•	Meredith began its ownership of KMOV-TV in St. Louis, the newest addition to its broadcasting portfolio. The CBS affiliate has tremendous news and advertising sales momentum.

•
National Media Group non-advertising business performance was strong, as circulation and brand licensing revenues each grew in the mid-single-digits. Growth was driven by the launch of Allrecipes magazine and initiatives to grow its rate base, along with continued strong sales of Better Homes and Gardens’ licensed products at Walmart. This performance partially offset a weak advertising environment.

•
Meredith continued to demonstrate its commitment to Total Shareholder Return, increasing its dividend 6 percent to $1.73 on an annualized basis, a yield of approximately 4 percent. Additionally, Meredith repurchased 200,000 shares of its stock in the third quarter, and has repurchased 1.4 million shares in the first nine months of fiscal 2014.

Fiscal 2014 nine month earnings per share were $1.61, compared to $2.00 in the prior-year period. Excluding special items in both periods, fiscal 2014 nine month earnings per share were $1.92, compared to $2.17 (See Tables 1 - 4). Meredith recorded $37 million, or $0.49 per share, less of political advertising revenues in the first nine months of fiscal 2014, as expected in an off-election year. Total revenues were approximately even at $1.1 billion for both periods.

OPERATING GROUP DETAIL

NATIONAL MEDIA GROUP

Meredith’s National Media Group includes leading national consumer media brands delivered over multiple platforms, offering clients access to 100 million unduplicated American women every month - a reach unmatched in the industry. It also features robust brand licensing activities and innovative business-to-business marketing services.

Fiscal 2014 third quarter National Media Group operating profit was $14 million ($33 million excluding special items), compared to $43 million. Revenues were $270 million, compared to $284 million.

Looking more closely at performance in the third quarter of fiscal 2014 compared to the prior-year period:

•
Total advertising revenues were $112 million, compared to $129 million. The food, beauty and financial services categories were weaker, while the pets, non-prescription drug and entertainment categories were stronger. Meredith also expanded its innovative Meredith Sales Guarantee program to digital platforms.

•	Meredith grew its share of magazine advertising revenues in its competitive set by one share point to 40 percent, according to the most recent data from Publishers Information Bureau.

•
Circulation revenues grew 5 percent to $96 million, due primarily to the launch of Allrecipes magazine and initiatives to grow its rate base, along with strong performance from Meredith’s parenthood brands and Better Homes and Gardens.

•	Brand Licensing revenues grew 6 percent, led by continued strong sales of over 3,000 SKU's of Better Homes and Gardens' licensed products at more than 4,000 Walmart stores nationwide.

Meredith’s connection with consumers strengthened during the third quarter of fiscal 2014. Meredith’s monthly magazine audience was an impressive 116 million, and average household income of Meredith’s audience grew over the prior-year period, according to the most current data from Mediamark Research and Intelligence.

Digital traffic averaged 51 million unique visitors, a record for a fiscal third quarter. The Meredith Women’s Network is now No. 1 in comScore’s Lifestyle category, the first time Meredith has topped the rankings. In addition, Allrecipes continues to lead in comScore’s Food category. Meredith generated 4.6 million digital orders for print magazine subscriptions during the first nine months of fiscal 2014, an increase of nearly 20 percent compared to the prior year.

“Growth in circulation and brand licensing revenues, as well as digital traffic again demonstrated the strong relationships our brands have with individual consumers,” said National Media Group President Tom Harty. “We grew market share among our competitive set in a challenging advertising environment, and we continued to attract new participants to the Meredith Sales Guarantee program.”

Fiscal 2014 first nine month National Media Group operating profit was $70 million, compared to $95 million in the prior-year period. Excluding special items in both periods, operating profit was $90 million, compared to $100 million. Revenues were $786 million, compared to $801 million.

LOCAL MEDIA GROUP

Meredith’s Local Media Group consists of leading television stations, many in fast-growing markets, and a video content creation unit that produces nationally syndicated broadcast and custom video programming.

Fiscal 2014 third quarter Local Media Group operating profit was $27 million ($28 million excluding special items), compared to $24 million in the prior-year period, and EBITDA margin was 35 percent in the current period. Revenues increased 14 percent to $98 million.

Looking more closely at performance in the third quarter of fiscal 2014 compared to the prior-year period:

•	Non-political advertising revenues grew 6 percent to $70 million. Results reflect strength from the restaurant, home and retail categories, along with one month of operations of KMOV.

•	Digital advertising revenues grew 27 percent, driven by increased traffic across the desktop and video platforms, the launch of new mobile apps and one month of operations of KMOV.

•	Other revenues and operating expenses both increased, due primarily to growth in retransmission revenues from subscription television operators and programming fees paid to affiliated networks.

On December 23, 2013, Meredith announced agreements to purchase the broadcast assets of KTVK and KASW in Phoenix, and KMOV in St. Louis. The St. Louis transaction closed on February 28, 2014, and Meredith anticipates the Phoenix transactions will close in the fourth quarter of fiscal 2014.

Meredith’s connection with viewers strengthened in the third quarter of fiscal 2014. Nearly all of Meredith’s stations grew morning news viewership during the most recent February ratings period, with Hartford, Saginaw, Portland and Las Vegas leading their markets. St. Louis, Portland and Las Vegas were No. 1 in late news, while Hartford and Saginaw were No. 1 in sign-on to sign-off.

The Better Show, the daily syndicated program produced by Meredith Video Studios, was renewed for an eighth season in syndication. It’s currently available in 160 markets across the United States, and also airs in 90 million homes on the Hallmark Channel.

“We’re pleased to deliver another quarter of record operating results,” said Local Media Group President Paul Karpowicz. “We’re excited to have KMOV in St. Louis as part of the Meredith portfolio. KMOV’s addition - along with improving non-political advertising, growth in digital advertising and an anticipated robust political advertising cycle - point to a strong calendar 2014 for our business.”

Fiscal 2014 first nine month Local Media Group operating profit was $88 million, compared to $96 million in the prior-year period. Excluding special items in both periods, operating profit was $91 million, compared to $98 million, and EBITDA margin was 38 percent in the current period. Revenues increased 3 percent to $292 million. Meredith recorded $37 million less of political advertising revenues in the first nine months of fiscal 2014, as expected in an off-election year.

OTHER FINANCIAL INFORMATION

Consistent with its Total Shareholder Return strategy, Meredith repurchased more than 1.4 million shares of its stock in the first nine months of fiscal 2014. At March 31, 2014, $16 million remained under the current repurchase authorization. Key elements of Meredith’s TSR strategy are (1) An annual dividend of $1.73 per share, which reflects a 6 percent increase in the annual dividend over the prior year, and a 70 percent increase since launching its TSR strategy in October 2011; (2) A $100 million share repurchase program; and (3) Ongoing investments to scale the business and increase shareholder value.

Total debt was $525 million at March 31, 2014, and the weighted average interest rate was 2.6 percent. Meredith’s debt-to-EBITDA ratio for the 12 months ended March 31, 2014, was 2.0 to 1.

All earnings per share figures in the text of this release are diluted. Both basic and diluted earnings per share can be found in the attached Condensed Consolidated Statements of Earnings. All fiscal 2014 third quarter and first nine month comparisons are against the prior-year periods.

OUTLOOK

Looking more closely at the fourth quarter of fiscal 2014 compared to the prior-year period, excluding operating results and transaction expenses related to the pending acquisition of television stations in Phoenix:

•	Total company revenues are expected to be up low-single digits.

•	Total Local Media Group revenues are expected to be up high teens.

•	Total National Media Group revenues are expected to be down mid-single digits.

•	Meredith expects fiscal 2014 fourth quarter earnings per share to range from $0.81 to $0.86, compared to $0.75 in the prior-year period.

When adding fourth quarter expected results to the $1.92 (before special items) generated in the first nine months, Meredith expects fiscal 2014 full year earnings per share to be approximately at the mid-point of the $2.60 to $2.95 range established at the beginning of fiscal 2014. As a reminder, these amounts are before special items, and exclude operating results and transaction expenses related to the pending acquisition of television stations in Phoenix.

CONFERENCE CALL WEBCAST

Meredith will host a conference call on April 24, 2014 at 11 a.m. EDT to discuss fiscal 2014 third quarter and nine month results. A live webcast will be accessible to the public on the Company’s website, www.meredith.com, and a replay will be available for two weeks. A transcript will be available within 48 hours of the call at www.meredith.com.

RATIONALE FOR USE AND ACCESS TO NON-GAAP RESULTS

Management uses and presents GAAP and non-GAAP results to evaluate and communicate its performance. Non-GAAP measures should not be construed as alternatives to GAAP measures. EBITDA and EBITDA margin are common supplemental measures of performance used by investors and financial analysts. Management believes that EBITDA provides an additional analytical tool to clarify the Company’s results from core operations and delineate underlying trends. Management does not use EBITDA as a measure of liquidity or funds available for management’s discretionary use because it includes certain contractual and non-discretionary expenditures.

Results excluding the special items are supplemental non-GAAP financial measures. While these adjusted results are not a substitute for reported results under GAAP, management believes this information is useful as an aid in better understanding Meredith's current performance, performance trends and financial condition. Reconciliations of non-GAAP to GAAP measures are attached to this press release and will be made available at www.meredith.com.

SAFE HARBOR

This release contains certain forward-looking statements that are subject to risks and uncertainties. These statements are based on management’s current knowledge and estimates of factors affecting the Company and its operations. Statements in this release that are forward-looking include, but are not limited to, the Company’s revenue and earnings per share outlook for the fourth quarter and full year fiscal 2014.

Actual results may differ materially from those currently anticipated. Factors that could adversely affect future results include, but are not limited to, downturns in national and/or local economies; a softening of the domestic advertising market; world, national or local events that could disrupt broadcast television; increased consolidation among major advertisers or other events depressing the level of advertising spending; the unexpected loss or insolvency of one or more major clients; the integration of acquired businesses; changes in consumer reading, purchasing and/or television viewing patterns; increases in paper, postage, printing, syndicated programming or other costs; changes in television network affiliation agreements; technological developments affecting products or methods of distribution; changes in government regulations affecting the Company’s industries; increases in interest rates; and the consequences of acquisitions and/or dispositions. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

ABOUT MEREDITH CORPORATION

Meredith Corporation (NYSE: MDP; www.meredith.com) is the leading media and marketing company serving American women. Meredith reaches 100 million American women every month through well-known national brands including Better Homes and Gardens, Parents, Family Circle, Allrecipes, Every Day with Rachael Ray and FamilyFun. Meredith is the industry leader in creating content in key consumer interest areas such as home, family, food, health and wellness and self-development. Meredith uses media platforms including print, television, digital, mobile, tablets and video to give consumers content they desire and to deliver the messages of its advertising and marketing partners. Meredith owns or operates 14 television stations that reach more than 10 percent of U.S. television households. Additionally, Meredith Xcelerated Marketing serves the nation’s top brands and companies with deep expertise in digital, mobile, social, healthcare, analytics, and international marketing.

A hallmark of Meredith's business model and financial profile is its ability to consistently generate substantial free cash flow by leveraging the strength of its multi-platform portfolio. Meredith is committed to increasing Total Shareholder Return through dividend payments, share repurchases and strategic business investments. Meredith has paid a dividend for 67 straight years and increased its dividend for 21 consecutive years. Meredith currently pays an annual dividend of $1.73 per share that yields approximately 4 percent.

-- # # # # --

Shareholder/Financial Analyst Contact:	Media Contact:
Mike Lovell	Art Slusark
Director of Investor Relations	Chief Communications Officer
Phone: (515) 284-3622	Phone: (515) 284-3404
E-mail: Mike.Lovell@meredith.com	E-mail: Art.Slusark@meredith.com

Meredith Corporation and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)

	Three Months		Nine Months
Periods ended March 31,	2014	2013	2014	2013
(In thousands except per share data)
Revenues
Advertising	$182,175	$195,243	$574,253	$619,459
Circulation	96,078	91,458	239,545	234,345
All other	89,161	82,914	264,116	230,563
Total revenues	367,414	369,615	1,077,914	1,084,367
Operating expenses
Production, distribution, and editorial	144,766	141,605	417,759	416,333
Selling, general, and administrative	168,386	166,873	487,799	481,245
Depreciation and amortization	23,033	11,091	46,418	33,985
Total operating expenses	336,185	319,569	951,976	931,563
Income from operations	31,229	50,046	125,938	152,804
Interest expense, net	(3,408)	(3,228)	(8,676)	(10,230)
Earnings before income taxes	27,821	46,818	117,262	142,574
Income taxes	(9,335)	(17,397)	(44,166)	(52,727)
Net earnings	$18,486	$29,421	$73,096	$89,847

Basic earnings per share	$0.41	$0.66	$1.64	$2.02
Basic average shares outstanding	44,649	44,404	44,665	44,436

Diluted earnings per share	$0.41	$0.65	$1.61	$2.00
Diluted average shares outstanding	45,376	45,079	45,462	45,021

Dividends paid per share	$0.4325	$0.4075	$1.2475	$1.1725

Meredith Corporation and Subsidiaries
Segment Information (Unaudited)

	Three Months		Nine Months
Periods ended March 31,	2014	2013	2014	2013
(In thousands)
Revenues
National media
Advertising	$111,847	$128,770	$360,074	$381,567
Circulation	96,078	91,458	239,545	234,345
Other revenues	61,755	64,000	186,654	184,722
Total national media	269,680	284,228	786,273	800,634
Local media
Non-political advertising	69,796	66,118	212,418	199,619
Political advertising	532	355	1,761	38,273
Other revenues	27,406	18,914	77,462	45,841
Total local media	97,734	85,387	291,641	283,733
Total revenues	$367,414	$369,615	$1,077,914	$1,084,367

Operating profit
National media	$13,614	$42,991	$69,760	$94,592
Local media	26,696	24,085	87,597	96,440
Unallocated corporate	(9,081)	(17,030)	(31,419)	(38,228)
Income from operations	$31,229	$50,046	$125,938	$152,804

Depreciation and amortization
National media	$15,622	$4,593	$25,355	$14,458
Local media	7,009	6,093	19,841	18,265
Unallocated corporate	402	405	1,222	1,262
Total depreciation and amortization	$23,033	$11,091	$46,418	$33,985

EBITDA [1]
National media	$29,236	$47,584	$95,115	$109,050
Local media	33,705	30,178	107,438	114,705
Unallocated corporate	(8,679)	(16,625)	(30,197)	(36,966)
Total EBITDA [1]	$54,262	$61,137	$172,356	$186,789

1 EBITDA is net earnings before interest, taxes, depreciation, and amortization.

Meredith Corporation and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

Assets	March 31, 2014	June 30, 2013
(In thousands)
Current assets
Cash and cash equivalents	$22,121	$27,674
Accounts receivable, net	240,846	232,305
Inventories	26,478	28,386
Current portion of subscription acquisition costs	104,081	97,982
Current portion of broadcast rights	5,523	2,831
Other current assets	19,201	18,514
Total current assets	418,250	407,692
Property, plant, and equipment	481,073	464,255
Less accumulated depreciation	(292,261)	(277,938)
Net property, plant, and equipment	188,812	186,317
Subscription acquisition costs	101,162	99,433
Broadcast rights	2,698	3,634
Other assets	74,844	69,848
Intangible assets, net	660,244	584,281
Goodwill	857,196	788,854
Total assets	$2,303,206	$2,140,059

Liabilities and Shareholders' Equity
Current liabilities
Current portion of long-term debt	$75,000	$50,000
Current portion of long-term broadcast rights payable	5,427	4,089
Accounts payable	60,531	78,458
Accrued expenses and other liabilities	128,982	132,676
Current portion of unearned subscription revenues	189,076	191,448
Total current liabilities	459,016	456,671
Long-term debt	450,000	300,000
Long-term broadcast rights payable	3,941	5,096
Unearned subscription revenues	155,828	163,809
Deferred income taxes	258,660	247,487
Other noncurrent liabilities	107,706	112,700
Total liabilities	1,435,151	1,285,763
Shareholders' equity
Common stock	36,880	36,242
Class B stock	7,706	8,324
Additional paid-in capital	45,920	50,170
Retained earnings	792,963	775,901
Accumulated other comprehensive loss	(15,414)	(16,341)
Total shareholders' equity	868,055	854,296
Total liabilities and shareholders' equity	$2,303,206	$2,140,059

Meredith Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

Nine months ended March 31,	2014	2013
(In thousands)
Net cash provided by operating activities	$91,357	$113,302

Cash flows from investing activities
Acquisitions of and investments in businesses	(188,654)	(7,410)
Additions to property, plant, and equipment	(16,483)	(18,854)
Net cash used in investing activities	(205,137)	(26,264)

Cash flows from financing activities
Proceeds from issuance of long-term debt	386,000	65,000
Repayments of long-term debt	(211,000)	(90,000)
Purchases of Company stock	(67,820)	(39,908)
Dividends paid	(56,034)	(52,305)
Proceeds from common stock issued	54,903	26,357
Excess tax benefits from share-based payments	4,092	3,258
Other	(1,914)	(770)
Net cash provided by (used in) financing activities	108,227	(88,368)
Net decrease in cash and cash equivalents	(5,553)	(1,330)
Cash and cash equivalents at beginning of period	27,674	25,820
Cash and cash equivalents at end of period	$22,121	$24,490

Table 1
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following table shows results of operations excluding special items and as reported with the difference being the special items. Results of operations excluding special items are non-GAAP measures. Management's rationale for presenting non-GAAP measures is included in the text of this earnings release.

Periods Ended March 31, 2014	Three Months				Nine Months
	Excluding Special Items	Special Items		As Reported	Excluding Special Items	Special Items		As Reported
(In thousands except per share data)
Revenues
Advertising	$182,175	$—		$182,175	$574,253	$—		$574,253
Circulation	96,078	—		96,078	239,545	—		239,545
All other	89,161	—		89,161	264,116	—		264,116
Total revenues	367,414	—		367,414	1,077,914	—		1,077,914
Operating expenses
Production, distribution, and editorial	144,521	245	(a)	144,766	417,514	245	(a)	417,759
Selling, general, and administrative	158,862	9,524	(b)	168,386	476,710	11,089	(c)	487,799
Depreciation and amortization	11,831	11,202	(d)	23,033	35,216	11,202	(d)	46,418
Total operating expenses	315,214	20,971		336,185	929,440	22,536		951,976
Income from operations	52,200	(20,971)		31,229	148,474	(22,536)		125,938
Interest expense, net	(2,772)	(636)	(e)	(3,408)	(8,040)	(636)	(d)	(8,676)
Earnings before income taxes	49,428	(21,607)		27,821	140,434	(23,172)		117,262
Income taxes	(17,654)	8,319		(9,335)	(53,088)	8,922		(44,166)
Net earnings	$31,774	$(13,288)		$18,486	$87,346	$(14,250)		$73,096

Basic earnings per share	$0.71	$(0.30)		$0.41	$1.96	$(0.32)		$1.64
Basic average shares outstanding	44,649	44,649		44,649	44,665	44,665		44,665

Diluted earnings per share	$0.70	$(0.29)		$0.41	$1.92	$(0.31)		$1.61
Diluted average shares outstanding	45,376	45,376		45,376	45,462	45,462		45,462

(a) Write-down of art and manuscript inventory
(b) Severance costs of $8.5 million, acquisition transaction costs of $1.5 million, and accrued costs of $0.8 million partially offset by a $1.3 million reduction in previously accrued restructuring charges

(c) Severance costs of $8.5 million, acquisition transaction costs of $3.1 million, and accrued costs of $0.8 million partially offset by a $1.3 million reduction in previously accrued restructuring charges

(d) Write-down of Ladies' Home Journal trademark of $9.3 million and write-down of medical sales force training business assets of $1.9 million
(e) Write-off of deferred financing costs related to refinancing of revolving credit agreement

Table 2
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following table shows results of operations excluding special items and as reported with the difference being the special items. Results of operations excluding special items are non-GAAP measures. Management's rationale for presenting non-GAAP measures is included in the text of this earnings release.

Periods Ended March 31, 2014	Three Months				Nine Months
	Excluding Special Items	Special Items		As Reported	Excluding Special Items	Special Items		As Reported
(In thousands)
Revenues
National media
Advertising	$111,847	$—		$111,847	$360,074	$—		$360,074
Circulation	96,078	—		96,078	239,545	—		239,545
Other revenues	61,755	—		61,755	186,654	—		186,654
Total national media	269,680	—		269,680	786,273	—		786,273
Local media
Non-political advertising	69,796	—		69,796	212,418	—		212,418
Political advertising	532	—		532	1,761	—		1,761
Other revenues	27,406	—		27,406	77,462	—		77,462
Total local media	97,734	—		97,734	291,641	—		291,641
Total revenues	$367,414	$—		$367,414	$1,077,914	$—		$1,077,914

Operating profit
National media	$33,381	$(19,767)	(a)	$13,614	$89,527	$(19,767)	(a)	$69,760
Local media	28,206	(1,510)	(b)	26,696	90,672	(3,075)	(b)	87,597
Unallocated corporate	(9,387)	306	(c)	(9,081)	(31,725)	306	(c)	(31,419)
Income from operations	$52,200	$(20,971)		$31,229	$148,474	$(22,536)		$125,938

Depreciation and amortization
National media	$4,420	$11,202	(d)	$15,622	$14,153	$11,202	(d)	$25,355
Local media	7,009	—		7,009	19,841	—		19,841
Unallocated corporate	402	—		402	1,222	—		1,222
Total depreciation and amortization	$11,831	$11,202		$23,033	$35,216	$11,202		$46,418

EBITDA[1]
National media	$37,801	$(8,565)		$29,236	$103,680	$(8,565)		$95,115
Local media	35,215	(1,510)		33,705	110,513	(3,075)		107,438
Unallocated corporate	(8,985)	306		(8,679)	(30,503)	306		(30,197)
Total EBITDA[1]	$64,031	$(9,769)		$54,262	$183,690	$(11,334)		$172,356

1 EBITDA is net earnings before interest, taxes, depreciation, and amortization.

(a) Write-down of Ladies' Home Journal trademark of $9.3 million, severance costs of $8.5 million, write-down of other assets of
      $2.1 million, and accrued costs of $0.8 million partially offset by a $1.0 million reduction in previously accrued restructuring charges

(b) Acquisition transaction costs
(c) Reversal of previously accrued restructuring charges
(d) Write-down of Ladies' Home Journal trademark of $9.3 million and write-down of medical sales force training business assets of $1.9 million

Table 3
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following table shows results of operations excluding special items and as reported with the difference being the special items. Results of operations excluding special items are non-GAAP measures. Management's rationale for presenting non-GAAP measures is included in the text of this earnings release.

Periods Ended March 31, 2013	Three Months				Nine Months
	Excluding Special Items	Special Items		As Reported	Excluding Special Items	Special Items		As Reported
(In thousands except per share data)
Revenues
Advertising	$195,243	$—		$195,243	$619,459	$—		$619,459
Circulation	91,458	—		91,458	234,345	—		234,345
All other	82,914	—		82,914	230,563	—		230,563
Total revenues	369,615	—		369,615	1,084,367	—		1,084,367
Operating expenses
Production, distribution, and editorial	141,605	—		141,605	416,333	—		416,333
Selling, general, and administrative	161,778	5,095	(a)	166,873	469,107	12,138	(b)	481,245
Depreciation and amortization	11,091	—		11,091	33,985	—		33,985
Total operating expenses	314,474	5,095		319,569	919,425	12,138		931,563
Income from operations	55,141	(5,095)		50,046	164,942	(12,138)		152,804
Interest expense, net	(3,228)	—		(3,228)	(10,230)	—		(10,230)
Earnings before income taxes	51,913	(5,095)		46,818	154,712	(12,138)		142,574
Income taxes	(19,359)	1,962		(17,397)	(57,401)	4,674		(52,727)
Net earnings	$32,554	$(3,133)		$29,421	$97,311	$(7,464)		$89,847

Basic earnings per share	$0.73	$(0.07)		$0.66	$2.19	$(0.17)		$2.02
Basic average shares outstanding	44,404	44,404		44,404	44,436	44,436		44,436

Diluted earnings per share	$0.72	$(0.07)		$0.65	$2.17	$(0.17)		$2.00
Diluted average shares outstanding	45,079	45,079		45,079	45,021	45,021		45,021

(a) Professional fees and expenses related to a transaction that did not materialize
(b) Professional fees and expenses related to a transaction that did not materialize of $5.1 million, severance costs of $7.4 million, and vacated lease accruals of $0.4 million partially offset by a $0.8 million reduction in previously accrued restructuring charges

Table 4
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following table shows results of operations excluding special items and as reported with the difference being the special items. Results of operations excluding special items are non-GAAP measures. Management's rationale for presenting non-GAAP measures is included in the text of this earnings release.

Periods Ended March 31, 2013	Three Months				Nine Months
	Excluding Special Items	Special Items		As Reported	Excluding Special Items	Special Items		As Reported
(In thousands)
Revenues
National media
Advertising	$128,770	$—		$128,770	$381,567	$—		$381,567
Circulation	91,458	—		91,458	234,345	—		234,345
Other revenues	64,000	—		64,000	184,722	—		184,722
Total national media	284,228	—		284,228	800,634	—		800,634
Local media
Non-political advertising	66,118	—		66,118	199,619	—		199,619
Political advertising	355	—		355	38,273	—		38,273
Other revenues	18,914	—		18,914	45,841	—		45,841
Total local media	85,387	—		85,387	283,733	—		283,733
Total revenues	$369,615	$—		$369,615	$1,084,367	$—		$1,084,367

Operating profit
National media	$42,991	$—		$42,991	$100,140	$(5,548)	(a)	$94,592
Local media	24,085	—		24,085	97,935	(1,495)	(b)	96,440
Unallocated corporate	(11,935)	(5,095)	(c)	(17,030)	(33,133)	(5,095)	(c)	(38,228)
Income from operations	$55,141	$(5,095)		$50,046	$164,942	$(12,138)		$152,804

Depreciation and amortization
National media	$4,593	$—		$4,593	$14,458	$—		$14,458
Local media	6,093	—		6,093	18,265	—		18,265
Unallocated corporate	405	—		405	1,262	—		1,262
Total depreciation and amortization	$11,091	$—		$11,091	$33,985	$—		$33,985

EBITDA[1]
National media	$47,584	$—		$47,584	$114,598	$(5,548)	(a)	$109,050
Local media	30,178	—		30,178	116,200	(1,495)	(b)	114,705
Unallocated corporate	(11,530)	(5,095)	(c)	(16,625)	(31,871)	(5,095)	(c)	(36,966)
Total EBITDA[1]	$66,232	$(5,095)		$61,137	$198,927	$(12,138)		$186,789

1 EBITDA is net earnings before interest, taxes, depreciation, and amortization.

(a) Severance costs of $5.9 million and a vacated lease accrual of $0.4 million partially offset by a $0.8 million reduction in previously accrued restructuring charges
(b) Severance costs
(c) Professional fees and expenses related to a transaction that did not materialize

Table 5
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

EBITDA
Consolidated EBITDA, which is reconciled to net earnings in the following tables, is defined as net earnings before interest, taxes, depreciation, and amortization.
Segment EBITDA is a measure of segment earnings before depreciation and amortization.
Segment EBITDA margin is defined as segment EBITDA divided by segment revenues.

	Three months ended March 31, 2014
	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$269,680	$97,734	$—	$367,414

Operating profit	$13,614	$26,696	$(9,081)	$31,229
Depreciation and amortization	15,622	7,009	402	23,033
EBITDA	$29,236	$33,705	$(8,679)	54,262
Less:
Depreciation and amortization				(23,033)
Net interest expense				(3,408)
Income taxes				(9,335)
Net earnings				$18,486

Segment EBITDA margin	10.8%	34.5%

	Three months ended March 31, 2013
	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$284,228	$85,387	$—	$369,615

Operating profit	$42,991	$24,085	$(17,030)	$50,046
Depreciation and amortization	4,593	6,093	405	11,091
EBITDA	$47,584	$30,178	$(16,625)	61,137
Less:
Depreciation and amortization				(11,091)
Net interest expense				(3,228)
Income taxes				(17,397)
Net earnings				$29,421

Segment EBITDA margin	16.7%	35.3%

Table 5 (cont.)

	Nine months ended March 31, 2014
	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$786,273	$291,641	$—	$1,077,914

Operating profit	$69,760	$87,597	$(31,419)	$125,938
Depreciation and amortization	25,355	19,841	1,222	46,418
EBITDA	$95,115	$107,438	$(30,197)	172,356
Less:
Depreciation and amortization				(46,418)
Net interest expense				(8,676)
Income taxes				(44,166)
Net earnings				$73,096

Segment EBITDA margin	12.1%	36.8%

	Nine months ended March 31, 2013
	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$800,634	$283,733	$—	$1,084,367

Operating profit	$94,592	$96,440	$(38,228)	$152,804
Depreciation and amortization	14,458	18,265	1,262	33,985
EBITDA	$109,050	$114,705	$(36,966)	186,789
Less:
Depreciation and amortization				(33,985)
Net interest expense				(10,230)
Income taxes				(52,727)
Net earnings				$89,847

Segment EBITDA margin	13.6%	40.4%